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                                                                  EXHIBIT NO. 11
COMPUTATION OF EARNINGS PER COMMON SHARE
Fabri-Centers of America, Inc.
(Thousands of dollars, except share and per share data)
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                                                               THIRTEEN WEEKS ENDED            THIRTY-NINE WEEKS ENDED
                                                          -----------------------------      ----------------------------
                                                          NOVEMBER 1,      OCTOBER 26,       NOVEMBER 1,     OCTOBER 26,
                                                            1997              1996              1997             1996
-------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS  PER COMMON SHARE:

Net earnings before extraordinary item                   $      9,300     $      7,961     $     10,905      $      6,615
Extraordinary loss on debt prepayment                             ---              ---           (1,136)              ---
                                                         ------------     ------------     ------------      ------------
Net earnings                                             $      9,300     $      7,961     $      9,769      $      6,615
                                                         ============     ============     ============      ============
Weighted average shares of common stock outstanding
   during the period                                       18,511,034       17,812,547       18,290,597        17,952,262
Incremental shares from assumed exercise of stock
   options - primary                                        1,249,101          705,578        1,275,930           629,777
                                                         ------------     ------------     ------------      ------------
                                                           19,760,135       18,518,125       19,566,527        18,582,039
                                                         ============     ============     ============      ============
Net earnings before extraordinary item
   per common share                                      $       0.47     $       0.43     $       0.56      $       0.36
Extraordinary loss on debt prepayment
   per common share                                               ---              ---            (0.06)              ---
                                                         ------------     ------------     ------------      ------------
Net earnings per common share--primary                   $       0.47     $       0.43     $       0.50      $       0.36
                                                         ============     ============     ============      ============

EARNINGS PER COMMON SHARE ASSUMING
FULL DILUTION (a):

Net earnings before extraordinary item                   $      9,300     $      7,961     $     10,905      $      6,615
Interest expense applicable to 6 1/4% convertible
   subordinated debentures, net of tax                            ---              556              893             1,669
                                                         ------------     ------------     ------------      ------------
Net earnings before extraordinary item
   and debenture interest                                       9,300            8,517           11,798             8,284
Extraordinary loss on debt prepayment                             ---              ---           (1,136)              ---
                                                         ------------     ------------     ------------      ------------

Net earnings before debenture interest                   $      9,300     $      8,517     $     10,662      $      8,284
                                                         ============     ============     ============      ============
Weighted average shares of common stock outstanding
   during the period                                       18,511,034       17,812,549       18,290,597        17,952,262
Incremental shares from assumed exercise of stock
   options - fully diluted                                  1,254,675          709,539        1,314,692           651,250
Incremental shares from assumed conversion of 6 1/4%
   convertible subordinated debentures                            ---        2,337,904        1,298,758         2,337,764
                                                         ------------     ------------     ------------      ------------
                                                           19,765,709       20,859,850       20,904,047        20,941,276
                                                         ============     ============     ============      ============
Net earnings before extraordinary item per share
   assuming full dilution                                $       0.47     $       0.41     $       0.56      $       0.40
Extraordinary loss on debt prepayment per share                   ---              ---            (0.05)              ---
                                                         ------------     ------------     ------------      ------------
Net earnings per common share
   assuming full dilution (a)                            $       0.47     $       0.41     $       0.51      $       0.40
                                                         ============     ============     ============      ============
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(a)      This calculation is submitted in accordance with Regulation S-K Item
         601(b) (11) although it is contrary to paragraph 40 of APB Opinion No.
         15, because it produces an anti-dilutive result in all periods presented except the thirteen weeks ended October 26, 1996.


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